United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 11, 2024

Date of Report (Date of earliest event reported)

Acri Capital Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41415	87-4328187
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13284 Pond Springs Rd, Ste 405 Austin, Texas	78729
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 512-666-1277

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and on-half of one Warrant	ACACU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	ACAC	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	ACACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

1. Working Capital Note

On June 11, 2024, Acri Capital Acquisition Corporation, a Delaware corporation (the “Company”) issued an unsecured promissory note of $500,000 (the “Working Capital Note”) to its sponsor, Acri Capital Sponsor LLC (the “Sponsor”). The proceeds of the Working Capital Note, which may be drawn down from time to time until the Company consummates its initial business combination (the “Business Combination”), will be used as general working capital purposes.

The Working Capital Note is non-interest bearing and payable (subject to the waiver against trust provisions) on the earlier of (i) consummation of the Company’s initial business combination and (ii) the date of the liquidation of the Company. The principal balance may be prepaid at any time, at the election of the Company. The holder of the Note has the right, but not the obligation, to convert the Note, in whole or in part, respectively, into private placement warrants (the “Warrants”) of the Company, as described in the prospectus of the Company (File Number 333-263477), by providing the Company with written notice of its intention to convert the Note at least two business days prior to the closing of the Company’s initial business combination. The number of Warrants to be received by the holder in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the holder, by (y) $1.00.

The issuance of the Working Capital Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

2. June Monthly Extension Payment

On June 11, 2024, the Company issued an unsecured promissory note of $50,000 (the “Extension Note”) to the Sponsor for an aggregate of $50,000 (the “New Monthly Extension Payment”) deposited into the trust account of the Company on June 4, 2024 for the public shareholders, which enabled the Company to extend the period of time it has to consummate its initial business combination by one month from June 14, 2024 to July 14, 2024 (the “Extension”). The Extension is the third of the nine one-month extensions permitted under the Company’s governing documents.

The Extension Note is non-interest bearing and payable (subject to the waiver against trust provisions) on the earlier of (i) consummation of the Company’s initial business combination and (ii) the date of the liquidation of the Company. The principal balance may be prepaid at any time, at the election of the Company. The holder of the Extension Note has the right, but not the obligation, to convert the Extension Note, in whole or in part, respectively, into Warrants of the Company, by providing the Company with written notice of its intention to convert the Extension Note at least two business days prior to the closing of the Company’s initial business combination. The number of Warrants to be received by the holder in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the holder, by (y) $1.00.

The issuance of the Extension Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Copies of the Working Capital Note and the Extension Note are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The disclosures set forth in this Item 2.03 are intended to be summaries only and are qualified in their entirety by reference to the Working Capital Note and the Extension Note.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required herein. The Warrants, if any, (1) may not, subject to certain limited exceptions, be transferable or salable by the Sponsor until 30 days after the completion of the Company’s initial business combination and (2) are entitled to registration rights.

Item 7.01 Regulation FD Disclosure.

On June 12, 2024, the Company issued a press release (the “Press Release”) announcing that the New Monthly Extension Payment had been made. A copy of the Press Release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.1	Promissory Note, dated June 11, 2024, issued by Acri Capital Acquisition Corporation to Acri Capital Sponsor LLC
10.2	Promissory Note, dated June 11, 2024, issued by Acri Capital Acquisition Corporation to Acri Capital Sponsor LLC
99.1	Press Release, dated June 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acri Capital Acquisition Corporation

Date: June 12, 2024	By:	/s/ “Joy” Yi Hua
	Name:	“Joy” Yi Hua
	Title:	Chief Executive Officer

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